Exhibit 99.2


B2BVIDEO NETWORK CORP.
INDEX TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                                   Page

FINANCIAL STATEMENTS FOR THE QUARTER ENDED MARCH 31, 2002

   Balance Sheet (Unaudited)                                        26

   Statement of Operations (Unaudited)                              27

   Statement of Cash Flows (Unaudited)                              28

   Notes to Financial Statements (Unaudited)                     29-33

B2BVIDEO NETWORK CORP.

BALANCE SHEET  (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                             March 31,
ASSETS                                                                                        2002
CURRENT ASSETS:
  Cash and cash equivalents                                                                $    127,766
  Accounts receivable                                                                           179,916
  Inventory, primarily from related party                                                       531,810
  Deferred charges                                                                              708,190
  Other current assets                                                                           91,831
                                                                                           ------------

           Total current assets                                                               1,639,513

PROPERTY AND EQUIPMENT - Net                                                                  1,204,500

DEFERRED CHARGES - Long-term                                                                    356,809
OTHER ASSETS                                                                                    539,951
                                                                                           ------------

TOTAL ASSETS                                                                               $  3,740,773
                                                                                           ============

LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK AND
  STOCKHOLDERS' DEFICIENCY

CURRENT LIABILITIES:
  Accounts payable                                                                         $    961,361
  Deferred revenue                                                                              703,980
  Accrued expenses                                                                              249,482
  Due to related party - VNCI                                                                 1,160,393
  Notes payable                                                                               2,000,000
  Accrued loss on sale's contract                                                                66,850
  Capital lease obligations                                                                      55,249
                                                                                           ------------
           Total current liabilities                                                          5,197,315

DEFERRED REVENUE - Long-term                                                                    356,793
                                                                                           ------------

           Total liabilities                                                                  5,554,108
                                                                                           ------------
MANDATORILY REDEEMABLE PREFERRED STOCK:
  Series B redeemable convertible preferred stock,  2,875,000 shares authorized,
    1,000,000 shares issued and outstanding (liquidation value of $  2,000,000)               2,000,000
  Series A redeemable convertible preferred stock, 1,512,500 shares authorized,
    1,375,000 shares issued and outstanding (liquidation value of $  5,500,000)               5,500,000

STOCKHOLDERS' DEFICIENCY:
  Preferred stock, $0.001 par value, 5,000,000 shares authorized, 2,875,000 designated as Series B redeemable convertible preferred stock, 1,512,500 designated as Series A redeemable convertible preferred stock, and 612,500 undesignated
  Common stock, $0.001 par value, 30,000,000 shares authorized, 1,520,000
    shares issued and outstanding                                                                 1,520
  Common stock warrants                                                                         597,630
  Paid-in capital                                                                             2,877,600
  Deferred stock-based compensation                                                            (166,240)
  Accumulated deficit                                                                       (12,623,845)
                                                                                           ------------

           Total stockholders' deficiency                                                    (9,313,335)
                                                                                           ------------

TOTAL LIABILITIES, MANDATORILY REDEEMABLE PREFERRED STOCK                                  $  3,740,773
  AND STOCKHOLDERS' DEFICIENCY                                                             ============

See notes to financial statements.

B2BVIDEO NETWORK CORP.

STATEMENT OF OPERATIONS  (UNAUDITED)
--------------------------------------------------------------------------------

                                                                            THREE MONTHS ENDED
                                                                              MARCH 31, 2002
REVENUES - Net:
    Equipment sales                                                            $   174,367
    Network services                                                               112,152
                                                                               -----------

           Total revenue - net                                                     286,519
                                                                               -----------

OPERATING EXPENSES:
   Cost of goods and services sold (excludes depreciation                          457,529
       and amortization)
   General and administrative (excludes non-cash compensation
       of $55,413)                                                                 338,269
   Selling and marketing                                                           306,062
   Research and development                                                        484,460
   Stock-based compensation                                                         55,413
   Depreciation and amortization                                                   140,441
                                                                               -----------

           Total operating expenses                                              1,782,174
                                                                               -----------

OPERATING LOSS                                                                  (1,495,655)
                                                                               -----------

OTHER INCOME/(EXPENSE):
    Interest income                                                                     --
    Interest expense                                                              (134,289)
                                                                               -----------

           Total other income (expense)                                           (134,289)
                                                                               -----------

NET LOSS                                                                       $(1,629,944)
                                                                               ===========

See notes to financial statements.

B2BVIDEO NETWORK CORP.

STATEMENT OF CASH FLOWS  (UNAUDITED)
--------------------------------------------------------------------------------

                                                                                         THREE MONTHS ENDED
                                                                                           MARCH 31, 2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                                    $(1,629,944)
  Adjustments to reconcile net loss to net cash
  provided by operating activities:
    Warrants issued with senior notes                                                           103,467
    Depreciation and amortization                                                               140,441
    Stock-based compensation                                                                     55,413
    Amortization of loss on contract sale                                                       (13,150)
    Amortization of other assets                                                                110,833
  Changes in assets and liabilities:
    Accounts receivable                                                                        (154,616)
    Inventory                                                                                  (418,064)
    Other assets                                                                                238,011
    Accounts payable                                                                            277,566
    Accrued expenses                                                                             30,376
    Due to related party - VNCI                                                                 163,678
    Deferred revenue                                                                           (151,430)
                                                                                            -----------
           Net cash used in operating activities                                             (1,247,419)

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                                           (306,647)
  Payment of capital lease obligation                                                           (19,666)
                                                                                            -----------
           Net cash used in investing activities                                               (326,313)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of senior secured promissory notes                                   1,100,000
  Debt issuance costs paid                                                                     (174,061)
                                                                                            -----------

           Net cash provided by financing activities                                            925,939
                                                                                            -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                                      (647,793)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                  775,559
                                                                                            -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                                    $   127,766
                                                                                            ===========

 See notes to financial statements.

B2BVIDEO NETWORK CORP.

NOTES TO FINANCIAL STATEMENTS
THREE MONTHS ENDED MARCH 31, 2002
--------------------------------------------------------------------------------


1.   ORGANIZATION AND BUSINESS

     B2BVideo Network Corp. (the "Company" or "B2BVideo") was originally incorporated as a Delaware Corporation on December 3, 1999 as B2BVideo.com, Inc. On May 17, 2002, Video Network Communications, Inc. ("VNCI"), a company specializing in the video networking field, acquired 100% of the outstanding common and preferred stock of the Company.

     B2BVideo offers a comprehensive range of services to support business-to-business video communications. The Company provides an integrated, scalable platform for the delivery of television-quality video to the desktop. Its solution enables companies to integrate a variety of video applications, such as business television broadcasting, videoconferencing, training, and streaming, onto a single network that uses a company's existing infrastructure yet does not interfere with existing Local or Wide Area Networks.

     The Company's broadband video platform provides television quality video from any desktop to any desktop on the network and supports a variety of applications including videoconferencing, video broadcasting and access to third party business programming. The company offers its services in major cities throughout the world via its unique Broadband Video IP Multicast network.

2.   SIGNIFICANT ACCOUNTING POLICIES AND PROCEDURES

     Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant accounting estimates used in the preparation of the Company's financial statements include the realizability of deferred tax assets and liabilities, depreciation and amortization, and the valuation of equity instruments issued to employees and third-parties.

     Cash Equivalents - The Company considers all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents.

     Inventory - Inventory is stated at the lower of cost or market. Cost is determined using the first-in, first-out method. Inventory consists of computer equipment and other components primarily purchased from a related party vendor.

     Property & Equipment - Property and equipment are stated at cost, and in the case of equipment under capital leases, the present value of the future minimum lease payments at the date of inception, less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the related assets, which range from three to seven years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or the estimated useful life of the asset. Repair and maintenance costs are charged to operating expense as incurred.

     Impairment of Long Lived Assets - The Company's long-lived assets and identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the net carrying amount may not be recoverable. Management also revaluates the periods of depreciation and amortization of long-lived assets to determine whether events and circumstances warrant revised estimates of useful lives. When such events occur, the Company tests for impairment by comparing the carrying value of the long-lived asset to the estimated undiscounted future cash flows expected to result from use of the assets and their eventual disposition. If the sum of the expected undiscounted future cash flows is less than the carrying amount of the assets, the Company would recognize an impairment loss. The amount of the impairment loss will be determined by comparing the carrying value of the long-lived asset to the present value of the future operating cash flows to be generated by the asset. The Company determined that, as of March 31, 2002, there has been no impairment in the carrying value of long-lived assets.

     Stock-Based Compensation - Stock-based compensation is recognized using the intrinsic value method in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees. For disclosure purposes, pro forma net loss and loss per common share data are provided in accordance with Statement of Financial Accounting Standards ("SFAS") No. 123, Accounting for Stock-Based Compensation, as if the fair value method had been applied.

     Revenue Recognition -Equipment sales contain bundled software to enable the customer to utilize the network services provided by the Company, these sales are deferred and revenue is recognized ratably over the life of the associated network services contract, which is generally two years. Network services revenue is recognized in the period in which the contract services are provided to the customer. Recognition of sales starts at the time of acceptance of the customer, which is 30 days from installation of the equipment. The customer has a right of return from 30 days of installation and is also granted a one-year warranty for the proper functioning of the equipment and software. Any losses on contract sales are recognized in the period the loss has been determined.

     Deferred Revenues - Amounts received prior to the delivery of contracted services are recognized as a liability and revenue recognition is deferred until such time that the equipment and software has been installed and all revenue recognition criteria have been met. Revenue related to such equipment and software is then recognized ratably over the term of the network services contract. At March 31, 2001, the Company had deferred revenue of $1,060,772.

     Cost of Goods Sold- The cost of goods sold includes those expenses directly relating to the delivery and installation of the equipment and software sold. Cost of goods sold are deferred and amortized ratably over the life of the associated network service contract to insure proper matching against those revenues that are deferred. At March 31, 2002, the Company has deferred charges of $1,065,000 related to the costs of equipment and software delivered to customers for which revenue has been deferred. Costs relating to providing network services, primarily consisting of communication costs, are expensed when incurred.

     Research and Development and Software Development Costs - Software development costs are included in research and development and are expensed as incurred. The capitalizable costs of computer software to be sold have been insignificant, since the period between achieving technological feasibility and the general availability of such software has been short. Accordingly, the Company has not capitalized any software development costs.

     Income Taxes -Income taxes are accounted for under the asset and liability method pursuant to the provisions of SFAS 109, Accounting for Income Taxes, whereby deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period that includes the enactment date. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of, the deferred tax assets will not be realized.

     Fair Value of Financial Instruments - The Company's financial instruments including cash and cash equivalents, accounts receivable, other current assets, capital leases, accounts payable, accrued expenses and short-term notes payable are carried at cost, which approximates fair market value because of the short-term maturity of those instruments.

     Based on interest rates currently available to the Company for borrowings with similar terms and maturities, the carrying value of the Company's short-term notes payable approximates its current fair value.

     Recent Accounting Pronouncements - In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, Business Combinations. SFAS 141 applies to all business combinations initiated after June 30, 2001 and to all business combinations accounted for using the purchase method for which the date of the acquisition is July 1, 2001 or later. This statement requires all business combinations to be accounted for using one method, the purchase method. Under previously existing accounting pronouncements, business combinations were accounted for using one of two methods, the pooling-of-interest method or the purchase method. The adoption of this standard did not have any impact on the Company's financial position or results of operations.

     In June 2001, the FASB issued SFAS No. 142, Goodwill and Other Intangible Assets. SFAS 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets. Under SFAS 142, goodwill and certain intangible assets will no longer be amortized, but rather reviewed for impairment on a periodic basis. The provisions of this Statement are required to be applied starting with fiscal years beginning after December 15, 2001. SFAS 142 was required to be applied by the Company on January 1, 2002 and to be applied to goodwill and other intangible assets recognized in its financial statements at that date. Impairment losses for goodwill and certain intangible assets that arise due to the initial application of this Statement are to be reported as resulting from a change in accounting principle. Goodwill and intangible assets acquired after June 30, 2001, were subject immediately to the provisions of this Statement. The adoption of this standard did not have any impact on the Company's financial position or results of operations.

     In July 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations, which requires the recognition of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the carrying amount of the related long-lived asset is correspondingly increased. Over time, the liability is accreted to its present value and the related capitalized charge is depreciated over the useful life of the asset. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. Management believes that the adoption of this standard will not have a significant impact on the Company's financial position or results of operations.

     In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 retains the requirements of SFAS No. 121 to recognize an impairment loss only if the carrying value of a long-lived asset is not recoverable from its estimated undiscounted cash flows and to measure an impairment loss as the difference between the carrying value and fair value of the asset, but it establishes new standards for long-lived assets to be disposed of. The Company adopted the provisions of SFAS 144 effective January 1, 2002. The adoption of this standard did not have a significant impact on the Company's financial position or results of operations.

     In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. This statement eliminates the automatic classification of gain or loss on extinguishment of debt as an extraordinary item of income and requires that such gain or loss be evaluated for extraordinary classification under the criteria of Accounting Principles Board No. 30 "Reporting Results of Operations". This statement also requires sales-leaseback accounting for certain lease modifications that have economic effects that are similar to sales-leaseback transactions, and makes various other technical corrections to existing pronouncements. This statement will be effective for the Company for the year ending December 31, 2003. Management believes that the adoption of this standard will not have a significant impact on the Company's financial position or results of operations.

     In July 2002, the Financial Accounting Standards Board issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 will supersede Emerging Issues Task Force Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." SFAS No. 146 requires that costs associated with an exit or disposal plan be recognized when incurred rather than at the date of a commitment to an exit or disposal plan. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. Management believes that the adoption of this standard will not have a significant impact on the Company's financial position or results of operations.

3.   CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject the Company to concentrations of credit risk primarily consist of cash and cash equivalents and accounts receivable. Cash and cash equivalents are deposited with major financial institutions; at times, such balances with any one financial institution may be in excess of FDIC insurance limits.

     The Company extends credit based upon an evaluation of the customer's financial condition and the majority of the Company's accounts receivable are unsecured. The Company maintains an allowance for doubtful accounts based upon factors relating to the credit risk of customers, historical trends and other relevant information.

     Accounts receivable and revenues are derived from one customer, who operates within the financial industry. An economic downturn could have impact on the Company's revenues as derived from this customer. The business of this customer can be directly affected by the financial well being of the financial services industry and could have an impact on the Company's revenues as derived from this customer.


4.   RELATED PARTY

     During the three months ended March 31, 2002 the Company had purchased inventory of approximately $429,008 from VNCI. As of March 31, 2002 the Company had outstanding balances due to VNCI of $1,160,393.

5.   SECURED PROMISSORY NOTES

     On February 20, 2002, the Company completed a $1,100,000 issuance of Senior Secured Promissory Notes with an interest rate at 9% per annum. The notes are convertible into the next private round of debt or equity financing at a conversion price to be determined at the time of the next private funding. The holder of the notes were also issued warrants to purchase an aggregate of 2,200,000 shares of the Company's common stock at an exercise price of $0.50 per share.

6.   STOCK OPTIONS

     The Company has established the 2000 Performance Equity Plan (the "Plan") to reward employees, officers, directors and certain third parties for consulting or advisory services to the Company and to provide incentives for future service and enhancement of shareholder value. As of March 31, 2002, the Plan provided for awards of up to 1,500,000 shares of common stock of the Company. Options granted under these plans typically vest over a 3 year period with 33% vesting in the first year of grant and remainder vesting equally each month over the remaining period. As of March 31, 2002, a total of 1,225,000 options had been granted to employees of which 997,500 remained outstanding under this plan.

     The Company has elected to follow Accounting Principles Board Option No. 25, Accounting for Stock Issued to Employees ("APB 25") and related interpretations in accounting for its employee stock options.


 7.  SUBSEQUENT EVENTS

     In April and May of 2002, the Company completed an additional $500,000 issuance of Senior Secured Promissory Notes with an interest rate at 9% per annum. The notes are convertible into the next private round of debt or equity financing at a conversion price to be determined at the time of the next private funding. The holders of the notes were also issued warrants to purchase an aggregate of 1,000,000 shares of common stock of the Company at an exercise price of $0.50 per share.

     Merger with VNCI - On May 16, 2002, the Company entered into a stock purchase transaction with VNCI in which the Company merged into and with B2B Merger Sub Inc., a newly formed, 100% owned, subsidiary of VNCI and B2BVideo Network Corp. became a wholly-owned subsidiary of VNCI (the "Merger").

     As a result of the Merger, all of the Company's common stock (other than the 750,000 shares owned by VNCI, which were effectively cancelled on May 16, 2002), Series A and Series B, issued and outstanding immediately prior to May 16, 2002 were exchanged for 3,000,000 shares of VNCI's common stock; (ii) purchase options to purchase B2BVideo Series A issued and outstanding immediately prior to May 16, 2002 were exchanged for options to purchase an aggregate of 139,123 shares of the common stock of VNCI; (iii) purchase options to purchase 2.75 Units of the Company, each Unit consisting of 50,000 shares of Series B and warrants to purchase 50,000 shares of the Company's common stock, issued and outstanding immediately prior to May 16, 2002 were exchanged for options to purchase an aggregate of 185,497 shares of VNCI common stock and warrants to purchase 46,374 shares of VNCI's common stock; (iv) warrants to purchase in the aggregate 3,176,000 shares of the Company's common stock issued and outstanding immediately prior to May 16, 2002 were exchanged for warrants to purchase an aggregate of 1,165,328 shares of VNCI's common stock; (v) certain warrants to purchase 3,449,000 shares of the Company's common stock issued and outstanding immediately prior to May 16, 2002 were canceled; and (vi) each option to purchase 2,099,000 shares of the Company's common stock issued pursuant to and outside of the Company's 2000 Performance Equity Plan issued and outstanding immediately prior to May 16, 2002 were exchanged for options to purchase 707,925 shares of VNCI's common stock.

                                   * * * * * *